Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-192494)

(2)	Registration Statement (Form S-3 No. 333-190106)

(3)	Registration Statement (Form S-8 No. 333-181237) pertaining to the PetroLogistics Long-Term Incentive Plan;

of our reports dated March 7, 2014, with respect to the consolidated financial statements of PetroLogistics LP and the effectiveness of internal control over financial reporting of PetroLogistics LP included in this Annual Report (Form 10-K) of PetroLogistics LP for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Houston, Texas
March 7, 2014